                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        SAXTON INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                              SAXTON INCORPORATED

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 1999

To the Stockholders of
Saxton Incorporated:

    The Annual Meeting of Stockholders of Saxton Incorporated will be held on Monday, June 7, 1999, 10:00 a.m., local time, in the meeting room of the North Beach Cafe, located at 2605 S. Decatur Boulevard, Suite 110, on the southwest corner of Sahara Avenue and Decatur Boulevard in Las Vegas, Nevada, for the following purposes:

         1. To elect eight directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; and

         2. To consider and act on a proposal to approve an amendment to the Company's Management Stock Option Incentive Plan to increase from 500,000 to 750,000 the number of shares of Common Stock issuable upon the exercise of options; and

         3. To ratify the change of auditors from KPMG LLP to Deloitte and Touche LLP as the Company's independent accountants; and

         4. To transact any other business which may properly come before the meeting and any adjournments or postponements thereof.

    A proxy statement containing information for stockholders is annexed hereto and a copy of the Annual Report of the Company on Form 10-K/A for the fiscal year ended December 31, 1998 is enclosed herewith.

    The Board of Directors has fixed the close of business, April 30, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                          By the order of the Board of Directors
                                          James C. Saxton
                                          CHAIRMAN OF THE BOARD AND PRESIDENT

Las Vegas, Nevada
May 14, 1999

                              SAXTON INCORPORATED
                      5440 WEST SAHARA AVENUE, THIRD FLOOR
                            LAS VEGAS, NEVADA 89146
                                 (702) 221-1111
                                PROXY STATEMENT
                              GENERAL INFORMATION

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Saxton Incorporated ("Saxton" or the "Company"), a Nevada corporation, for use only at its Annual Meeting of Stockholders to be held on Monday, June 7, 1999, and any adjournments or postponements thereof (the "Annual Meeting").

    Shares may not be voted unless the signed proxy card is returned, the Stockholder attends the Annual Meeting in person or other specific arrangements are made to have shares represented at the meeting. Any stockholder of record giving a proxy may revoke it at any time before it is voted by filing with the Secretary of Saxton a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to revoke the proxy and vote the shares in person. Stockholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy card will be voted as directed by the Stockholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED AUTHORITY GIVEN FOR THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION AS DIRECTORS, FOR APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE MANAGEMENT STOCK OPTION INCENTIVE PLAN AND FOR APPROVAL AND RATIFICATION OF THE APPOINTMENT OF AUDITORS.

    In addition to soliciting proxies by mail, Company directors, officers and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The total cost of solicitation of proxies will be borne by Saxton. Although there are no formal agreements to do so, it is anticipated that Saxton will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any proxy soliciting materials to their principals.

    Only Stockholders of record at the close of business on April 30, 1999 are entitled to receive notice of and to vote at the Annual Meeting. On April 30, 1999, Saxton had outstanding 7,732,922 shares of common stock (the "Common Stock"), which constituted all of the outstanding voting securities of Saxton. Each share is entitled to one vote. A majority of the outstanding shares of Common Stock will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved, and thus will have the effect of a "No" vote. Directors are elected by a plurality of votes cast. Stockholders may not cumulate their votes for any one or more nominees for election. The affirmative vote of a majority of the shares present and voting at the Annual Meeting will be required to approve any other items which might be submitted for consideration at the Annual Meeting.

    It is anticipated that this proxy statement and accompanying proxy card will first be mailed to stockholders on or about May 14, 1999.

                         ITEM 1. ELECTION OF DIRECTORS

NOMINEES

    Directors of the Company are elected annually to serve until the next annual meeting of Stockholders and until their respective successors are duly elected and qualified. The Company's Articles of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than two and not more than fifteen directors, as set by resolution of the Board of Directors. The Board of Directors has set the number of directors at eight and has nominated each of the following incumbent Directors for re-election as Directors at the Annual
Meeting:

                James C. Saxton
               Michele Saxton Pori
               Douglas W. Hensley
               Marc S. Hechter
               Timothy J. Adams
               Paul Eisenberg
               Bernard J. Mikell, Jr.
               Robert L. Seale

    Information concerning the nominees for election as Directors is set forth under the caption "MANAGEMENT--Directors and Executive Officers of the Company."

    The Board of Directors has no reason to believe that its nominees will be unable or unwilling to serve if elected. However, should any nominee named herein become unable or unwilling to accept nomination or election, the proxies solicited by the Board will be voted instead for such other person as the Board of Directors may recommend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE ABOVE-MENTIONED NOMINEES AS DIRECTORS OF SAXTON INCORPORATED.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of April 30, 1999, with respect to the beneficial ownership of the Company's outstanding Common Stock by (i) each person or group who was on such date the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each Director of the Company, (iii) each Named Executive Officer and (iv) all Directors and executive officers of the Company as a group:

                                                                                          PERCENTAGE
                                                                               SHARES      OF SHARES
                                                                            BENEFICIALLY  BENEFICIALLY
NAME AND ADDRESS (1)                                                        OWNED (2)(3)     OWNED
--------------------------------------------------------------------------  ------------  -----------
James C. and Dorothy J. Saxton (4) (5)....................................    3,737,898        47.3%

Michele Saxton Pori.......................................................      531,369         6.7%

Lee-Ann Saxton (6)........................................................      530,964         6.7%

James C. Saxton II........................................................      530,000         6.7%

Douglas W. Hensley (6)(7).................................................       69,197         0.9%

Marc S. Hechter (7).......................................................       23,450        *

Jeffrey A. Pori (7).......................................................       10,361        *

Timothy J. Adams (6) (7)..................................................        5,000        *

Kirk Scherer..............................................................           --           --

Paul Eisenberg (7)........................................................        1,000        *

Bernard J. Mikell, Jr. (8)................................................        2,000        *

Robert L. Seale (7).......................................................        1,000        *

All Directors and executive officers as a group (11 persons)(9)...........    4,911,275        62.2%

------------------------

*   Less than 1%.

(1) The address of each beneficial owner of more than five percent of the outstanding Common Stock is 5440 West Sahara Avenue, Third Floor, Las Vegas, Nevada 89146.

(2) Unless otherwise noted, sole voting and dispositive power are possessed with respect to all shares of Common Stock shown.

(3) Includes vested shares allocated to the account of the following individuals and for all Directors and executive officers as a group under the Company's Employee Stock Option Plan ("ESOP"): James C. Saxton-- 5,798 shares; Michele Saxton Pori -- 1,369 shares; Lee-Ann Saxton-- 964 shares; Douglas W. Hensley-- 2,500 shares, Jeffrey A. Pori-- 1,271 shares; and all Directors and executive officers as a group-- 10,938 shares. ESOP participants have sole discretion as to voting of such allocated shares.

(4) Includes 1,876,848 shares beneficially owned by James C. Saxton, 1,770,000 shares beneficially owned by Mr. Saxton's wife, Dorothy J. Saxton, and 91,050 shares beneficially owned as joint tenants. Mr. and Mrs. Saxton may each be deemed to beneficially own the shares owned by the other.

(5) Does not include 43,000 shares held in trust for Mr. Saxton's nephew and to which Mr. Saxton is the trustee. Mr. Saxton disclaims beneficial ownership of such shares.

(6) Does not include 14,254 shares owned by the Company's ESOP Trust which are not currently allocated to the account of, any ESOP participant. The voting of such unallocated shares may be directed by Lee-Ann Saxton, Douglas W. Hensley and Timothy J. Adams as members of the ESOP

    Administrative Committee. Ms. Saxton and Messrs. Hensley and Adams each disclaim beneficial ownership of all such shares.

(7) Represents shares which may be acquired upon exercise of options exercisable within 60 days.

(8) Includes 1,000 shares which may be acquired upon exercise of options exercisable within 60 days. Does not include 1,000 shares owned by Mr. Mikell's spouse. Mr. Mikell disclaims beneficial ownership of such shares.

(9) Includes 1,770,000 shares owned by Dorothy J. Saxton and 91,050 shares owned by Dorothy J. Saxton and James C. Saxton as joint tenants, as to which James
    C. Saxton may be deemed to beneficially own, and an aggregate of 106,987 shares which may be acquired by Messrs. Hensley, Hechter, Pori, Eisenberg, Mikell and Seale upon the exercise of options exercisable within 60 days. Excludes shares owned by Lee-Ann Saxton, who is not an executive officer or Director of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth certain information as of April 30, 1999 with regard to (i) each Director, including the eight nominees (all of whom currently serve as Directors), and (ii) each executive officer of the Company who is neither a Director nor a nominee:

              NAME                     AGE                                    POSITION(S)
---------------------------------      ---      ------------------------------------------------------------------------
James C. Saxton..................          62   Chairman of the Board of Directors, Chief Executive Officer and
                                                President

Douglas W. Hensley...............          44   Executive Vice President of Corporate Development and Services and
                                                Director

Marc S. Hechter..................          46   Senior Vice President of Business Affairs and Director

Michele Saxton Pori..............          31   Executive Vice President and Director

Timothy J. Adams.................          38   Vice President, General Counsel, Secretary and Director

Kirk Scherer.....................          41   Executive Vice President of Finance and Chief Financial Officer

James C. Saxton II...............          28   Vice President of Development and Information Systems

Jeffrey A. Pori..................          33   Vice President of Marketing and Commercial Development

Paul Eisenberg...................          73   Director

Bernard J. Mikell, Jr............          60   Director

Robert L. Seale..................          57   Director

    JAMES C. SAXTON founded the Company in 1986 and has served as its Chairman, Chief Executive Officer and President since its formation. For the two years prior to the formation of the Company, Mr. Saxton concentrated on the development in Las Vegas of privately owned construction projects financed through private investments. From 1970 to May 1984, Mr. Saxton was employed by Intel Corporation in various sales and management positions.

    DOUGLAS W. HENSLEY has served as Executive Vice President of Corporate Development and Services since August 1998. Prior to that time, Mr. Hensley had been the Chief Financial Officer since March 1990, Executive Vice President since January 1994 and a Director since June 1997. Mr. Hensley joined the Company as Corporate Controller in February 1990. Prior to joining the Company, Mr. Hensley was with Henson, Stewart & Hensley, Certified Public Accountants, for six years, the last three years as a partner.

    MARC S. HECHTER has served as Senior Vice President of Business Affairs since January 1998 and a Director of the Company since June 1997, having served from May 1995 to January 1998 as Senior Vice President of Finance. From July 1993 to May 1995, Mr. Hechter served as a director of Jayne, Hechter and Company, Inc., a consulting firm providing strategic planning and financial advice. In such position, Mr. Hechter served as a financial consultant to the Company from March 1994 to May 1995. Mr. Hechter served as Assistant General Manager of Administration for the Nevada State Industrial Insurance System from December 1991 to July 1993, and as Vice President of Wadhams and Associates, Inc. from August 1990 to December 1991. Mr. Hechter is a past Administrator of the Nevada Housing Division.

    MICHELE SAXTON PORI, Executive Vice President and a Director, has served the Company in various capacities with increasing levels of responsibility since June 1990. The positions included: planning assistant, planning director, marketing representative, financial analyst, Vice President of Development and as a Director since the Company's formation. Ms. Saxton Pori is James Saxton's daughter.

    TIMOTHY J. ADAMS has served as General Counsel of the Company since October 1996 and a Director of the Company since June 1997. From July 1987 to September 1996, Mr. Adams was engaged in the private practice of law, most recently as a partner of Adams & Tobler, Ltd. Mr. Adams has acted as counsel to the Company since 1993.

    KIRK SCHERER has served as Executive Vice President of Finance and Chief Financial Officer since August 1998. From July 1995 to August 1998, Mr. Scherer was Treasurer and Chief Financial Officer of Paul-Son Gaming Corporation and from May 1993 to June 1995 Mr. Scherer was Chief Financial Officer of American Nutritional Corporation. Mr. Scherer was in private practice from May 1988 to April 1993.

    JAMES C. SAXTON, II has served as Vice President of Development since March 1999 and as Vice President of Information Systems for the Company since November 1997. From May 1995 to November 1997, Mr. Saxton served as an architect and Director of Commercial Projects for the Company. He is the son of James C. Saxton, Chairman of the Board of Directors, President, Chief Executive Officer and Director of the Company.

    JEFFREY A. PORI has served as Vice President of Marketing and Commercial Development of the Company since April 1995. Mr. Pori also serves as President of the Company's licensed real estate brokerage subsidiary. Mr. Pori joined the Company as Leasing Manager in April 1991 and was promoted to Director of Marketing in December 1992. Prior to joining the Company, Mr. Pori served as a sales representative for Nevada Advertising from October 1990 to March 1991. Mr. Pori is married to Michele Saxton Pori and is James C. Saxton's son-in-law.

    PAUL EISENBERG has served as a Director since June 1997 and is a retired certified public accountant. Prior to his retirement in 1991, Mr. Eisenberg was a partner in Eisenberg & Kimmell, Certified Public Accountants, for five years.

    BERNARD J. MIKELL, JR. has served as a Director since June 1997 and has been engaged in the private practice of law, legislative advocacy and financial consulting since August 1995. From July 1994 to August 1995, Mr. Mikell served as Senior Vice President, Public Finance for Sutro & Co. Incorporated. From April 1991 to July 1994, Mr. Mikell was engaged in the private practice of law and financial consulting. Other previous positions include Vice President, Municipal Finance for Goldman, Sachs & Co., Vice President, Public Finance for Dean Witter Reynolds Inc. and General Counsel of the California Housing Finance Agency.

    ROBERT L. SEALE has served as a Director since June 1997 and has been the Managing Director of Gabelli Fixed Income, LLC since January 1999. From January 1991 through December 1998, Mr. Seale served as the elected Treasurer of the state of Nevada. Prior thereto, Mr. Seale was Managing Partner of Pangborn & Co., Ltd., Certified Public Accountants, from 1983 to 1989. Mr. Seale is a past president of the National Association of State Treasurers.

    Each Director holds office until the next annual meeting of stockholders or until his or her successor has been elected and qualified. Officers serve at the pleasure of the Board of Directors.

BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee is comprised of Messrs. Eisenberg, Mikell and Seale, with Mr. Seale serving as chairman. The Audit Committee is responsible for reviewing the audited financial statements of the Company and making recommendations to the full Board on matters concerning the Company's audits and the selection of independent public accountants. The Audit Committee held two meetings during 1998.

    Directors who are not employees of the Company receive a fee of $1,000, beginning in 1999, per Board meeting attended and are reimbursed for certain expenses incurred in attending Board and committee meetings. No payments are made for participation in telephonic meetings of the Board or actions taken in writing or participation in Board committee meetings. Directors are eligible to participate in the Company's Non-Employee Director Stock Option Plan. Directors who are employees of the Company do not receive additional compensation for service as Directors. The Board of Directors held five meetings during 1998. Each Director attended at least 75% of the total number of meetings of the Board and all committees thereof on which such Director served held during the year ended December 31, 1998.

    The Company has no nominating committee or committee performing similar functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is comprised of Messrs. Mikell and Seale, as outside Directors, with Mr. Mikell serving as chairman. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers and administering the Company's Management Stock Option Incentive Plan. The Compensation Committee held five meetings during 1998. No member of the Compensation Committee was, during the year ended December 31, 1998, or ever has been an officer of employee of the Company.

                             EXECUTIVE COMPENSATION

BOARD OF DIRECTORS AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Pursuant to SEC rules, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement addressing the Company's executive compensation policies for the fiscal year ended December 31, 1998.

    The Compensation Committee is composed of two outside Directors. The Compensation Committee is responsible for determining executive officer salary and bonus compensation and determining annual contributions to the Company's profit sharing plan. Stock option grants are determined by the Board of Directors. The following is a report of the Compensation Committee and, as it relates to stock options, the Board as a whole, concerning their policies and actions during the year ended December 31, 1998 concerning executive compensation.

    The Company's compensation programs are designed to (a) link executive compensation to the performance of the Company and to stockholder value as measured by the long-term price appreciation of the Company's Common Stock and
(b) attract, retain and motivate employees by providing for the vesting of certain components of compensation over a number of years.

    The Company's compensation of executive officers, including its Chief Executive Officer, currently consists principally of two components: (a) annual cash compensation, generally consisting of base salary and a bonus, and (b) long-term, stock-based compensation. Mr. James C. Saxton, who is founder of the Company typically does not receive bonuses or stock-based compensation because it is currently deemed that his significant equity position in the Company provides him with substantial incentive to enhance stockholder value. The policies governing these components, as well as the basis for determining the compensation payable to the Chief Executive Officer, are described below.

    ANNUAL SALARY AND BONUS COMPENSATION. The salaries of executive officers are determined on the basis of, in no particular order of importance, the responsibilities of the position held, the prior experience and compensation of the officer, the compensation practices of competitors, as determined from publicly available information, discussions with knowledgeable consultants and participants in the real estate industry and other marketplace factors such as housing and relocation requirements. The Compensation Committee also strives to compensate each executive officer at a level which is appropriate in relating to the compensation of other executive officers of the Company. Bonuses may be awarded, at the discretion of the Board of Directors, based upon the performance of the Company and the officer during the fiscal year.

    LONG-TERM STOCK OPTION COMPENSATION. The Company grants stock options to its executive officers and other employees pursuant to its Management Stock Option Incentive Plan. The Company believes that such options help to more closely align the interests of its management employees with the long-term interests of its stockholders by providing an incentive for increasing stockholder value. Moreover, such options are believed to be instrumental in retaining employees over the longer term, since full benefits of appreciated options cannot be realized until the end of the applicable vesting period, which is usually five years.

    CEO COMPENSATION. The Company entered into a three-year employment agreement with James C. Saxton, the Company's President and Chief Executive Officer, which terminates on March 10, 2000, subject to automatic one-year renewals unless either the Company or Mr. Saxton gives 60 days prior notice to the other of its desire not to renew. Pursuant to the terms of such agreement, Mr. Saxton will be entitled to receive a base salary of $360,000 per year, increasing each year by 3% or such other amount as is determined by the Board of Directors in its discretion, and will receive supplemental life insurance and long-term disability insurance at the Company's expense. Mr. Saxton will also be eligible to receive an annual bonus at the discretion of the Board of Directors. The agreement requires Mr. Saxton to devote his full-time attention and energies to the Company's business and contains restrictive covenants pursuant to which Mr. Saxton has agreed not to compete with the Company, within 90 miles of any location in which the Company or any affiliate is doing business, for a period of one year following termination of his employment if such termination is the result of the Company's termination of Mr. Saxton "for cause" (as such term is defined in the employment agreement), Mr. Saxton's election not to renew the agreement at the end of any term thereof or if Mr. Saxton terminates the agreement for other than "good reason" (as such term is defined in the employment agreement). The agreement further provides that if Mr. Saxton is terminated other than "for cause," Mr. Saxton will be entitled to receive any unpaid compensation accrued through the last day of his employment together with certain severance payments.

    INTERNAL REVENUE CODE SECTION 162(M). Internal Revenue Code Section 162(m), enacted in 1993, provides that a public corporation generally may not deduct compensation in excess of $1.0 million payable to its chief executive officer or any of its other four most highly compensated officers. Certain performance-based compensation is specially exempted. Since the Compensation Committee currently does not anticipate that any executive officer of the Company will receive compensation in excess of the deduction limitation in fiscal 1998, it has not yet established a policy with respect to Section 162(m). In future years, the Compensation Committee intends to take into account the effect of Section 162(m) if the compensation payable to an executive officer approaches $1.0 million. However, the provisions of Section 162(m) are not expected to preclude the award of compensation believed to be merited, even if in excess of $1.0 million.

    The following tables reflect the decisions included in this report.

    THE BOARD OF DIRECTORS:
    James C. Saxton
    Douglas W. Hensley
    Marc S. Hechter
    Michele Saxton Pori
    Timothy J. Adams
    Paul Eisenberg
    Bernard J. Mikell, Jr.
    Robert L. Seale
    THE COMPENSATION COMMITTEE:
    Bernard J. Mikell, Jr.
    Robert L. Seale

SUMMARY OF CASH AND OTHER COMPENSATION

    The following table sets forth a summary of the compensation paid by the Company in the two fiscal years ended December 31, 1998 and 1997 to the Company's Chief Executive Officer and each of its other most highly compensated executive officers (collectively "Named Executive Officers"). The Named Executive Officers include: (i) each person who served as Chief Executive Officer during 1998 (one person); (ii) each person who (a) served as an executive officer at December 31, 1998, (b) was among the four most highly paid executive officers of the Company, not including the Chief Executive Officer, during 1998, and (c) received over $100,000 in compensation in 1998 (three persons); (iii) up to two persons who would be included under clause (ii) above had they served as an executive officer at December 31, 1998 (0 persons); and
(iv) certain persons who served as executive officers of a subsidiary of the Company (0 persons).

SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                                  ANNUAL COMPENSATION            AWARDS/PAYMENTS
                                                         -------------------------------------      SECURITIES
                                                                                  OTHER ANNUAL      UNDERLYING       ALL OTHER
              NAME AND PRINCIPAL POSITION                YEAR   SALARY    BONUS   COMPENSATION   OPTIONS/SARS(#)    COMPENSATION
-------------------------------------------------------  ----  --------  -------  ------------   ----------------   ------------
James C. Saxton........................................  1998  $379,827  $    --      $--             $   --          $ 28,613(3)
  Chairman, President and Chief Executive Officer        1997   341,800       --       --                 --             2,204(1)

Douglas W. Hensley.....................................  1998    88,779   31,250       --             25,000(5)          5,484(1)
  Executive Vice President of Corporate Development and  1997    80,417   33,500       --             25,000             2,204(1)
  Services

Jeffrey A. Pori........................................  1998    55,538       --       --             25,000(5)         54,342(4)
  Vice President of Marketing and Commercial             1997    39,012       --       --             25,000           128,005(2)
  Development

Timothy J. Adams.......................................  1998    82,000   70,000       --              5,000             5,484(1)
  Vice President and General Counsel                     1997    80,000   40,000       --             25,000             2,204(1)

--------------------------

(1) Medical insurance premiums paid.

(2) Commissions paid.

(3) Medical and life insurance premiums paid.

(4) Commissions and medical insurance premiums paid.

(5) Repriced options originally granted in 1997 and repriced in 1998.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning grants of stock options or stock appreciation rights ("SARs") made to the Named Executive Officers during the fiscal year ended December 31, 1998. During 1998, a total of 401,450 stock options were granted, of which 5,000 were granted to the Named Executive Officers. The Company has never granted SARs.

                                                             INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                         ----------------------------------------------------------    VALUE AT ASSUMED
                                           NUMBER OF       PERCENT OF
                                          SECURITIES          TOTAL                                  ANNUAL RATES OF STOCK
                                          UNDERLYING      OPTIONS/SARS                                PRICE APPRECIATION
                                         OPTIONS/SARS      GRANTED TO       EXERCISE                    FOR OPTION TERM
                                            GRANTED       EMPLOYEES IN        PRICE     EXPIRATION   ---------------------
                 NAME                         (#)          FISCAL YEAR       ($/SH)        DATE        5%($)      10%($)
---------------------------------------  -------------  -----------------  -----------  -----------  ---------  ----------
James C. Saxton........................           --               --%      $      --           --   $      --  $       --
Douglas W. Hensley.....................       25,000(1)           4.8           6.875      1/01/08      99,498     256,737
Jeffrey A. Pori........................       25,000(1)           4.8           6.875      1/01/08      99,498     256,737
Timothy J. Adams.......................        5,000              1.0           5.125      9/10/08      74,171     191,386

------------------------

(1) Options originally granted to Messrs. Hensley and Pori in June 1997 and repriced in January 1998 from $8.25 per share to $6.875 per share.

AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of December 31, 1998:

                                                                          NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                          SHARES                     OPTIONS AT FISCAL YEAR-END      FISCAL YEAR-END(1)
                                        ACQUIRED ON       VALUE      --------------------------  --------------------------
                NAME                     EXERCISE       REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------------  -------------  -------------  -----------  -------------  -----------  -------------
James C. Saxton......................           --             --            --            --     $      --     $      --
Douglas W. Hensley...................           --             --        61,447        25,000        24,591            --
Jeffrey A. Pori......................           --             --         4,090        26,022         1,636           409
Timothy J. Adams.....................           --             --         5,000        25,000            --         6,875

------------------------

(1) Amounts calculated by subtracting the exercise price of the options from the value of the underlying Common Stock on December 31, 1998, which was the closing market price on December 31, 1998 of $6.50 per share.

TEN YEAR OPTION/SAR REPRICINGS

    The following table sets forth certain information concerning stock options which had been previously awarded to the Named Executive Officers and which were repriced during fiscal 1998:

                                     SECURITIES                                                             LENGTH OF
                                     UNDERLYING                                                          ORIGINAL OPTION
                                      NUMBER OF      MARKET PRICE OF    EXERCISE PRICE                   TERM REMAINING
                                    OPTIONS/SARS    STOCK AT TIME OF      AT TIME OF                       AT DATE OF
                                     REPRICED OR      REPRICING OR       REPRICING OR     NEW EXERCISE    REPRICING OR
      NAME              DATE         AMENDED(#)       AMENDMENT($)       AMENDMENT($)      PRICE($)(1)      AMENDMENT
-----------------  --------------  ---------------  -----------------  -----------------  -------------  ---------------
Douglas W.             January 2,
  Hensley........            1998        25,000         $   6.875          $    8.25        $   6.875        49 months
Jeffery A.             January 2,
  Pori...........            1998        25,000             6.875               8.25            6.875        49 months

------------------------------

(1) Closing price at January 2, 1998; the repricing date.

PERFORMANCE GRAPH

    The following graph presents a comparison of the Company's stock performance with the broader base indices identified therein. The graph assumes $100 invested on June 24, 1997 in the Company's Common Stock and $100 invested at that time in each of the indices shown. The comparison assumes that all dividends, if any, are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              SAXTON INCORPORATED         NASDAQ STOCK MARKET (U.S.)        S & P HOMEBUILDING
6/24/97                           100                               100                       100
6/97                              100                               103                       109
9/97                              102                               120                       135
12/97                              83                               113                       152
3/98                               85                               132                       183
6/98                               82                               136                       183
9/98                               79                               123                       152
12/98                              79                               159                       186

                         ITEM 2. CHANGE IN ACCOUNTANTS

    On December 9, 1998, the Company dismissed KPMG LLP as the Company's principal accountant and advised KPMG LLP that they would not be engaged to conduct the audit of the Company's financial statements for the fiscal year ended December 31, 1998. KPMG LLP's reports on the financial statements of the Company for the past two fiscal years ended December 31, 1997 did not contain any adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

    During the two most recent fiscal years and the interim periods subsequent to the Company's year ended December 31, 1997, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K, except during the quarter ended September 30, 1998 there was a disagreement as to the proper application of generally accepted accounting principles to a real estate transaction. The disagreement was ultimately resolved to the satisfaction of KPMG LLP without discussion with the Audit Committee of the Board of Directors of the Company. The Company has authorized the former accountant to respond fully to the inquiries of the successor accountant concerning the subject matter of such disagreement.

    The Company provided KPMG LLP with a copy of this disclosure and requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agreed or disagreed with the above statements. A copy of KPMG LLP's letter to the Securities and Exchange Commission, dated December 16, 1998, was filed as Exhibit 16 to the Company's report on Form 8-K, dated December 9, 1998.

    The Company selected Deloitte & Touche LLP as independent accountants for the Company's fiscal year ended December 31, 1998 to replace KPMG LLP and for the year ending December 31, 1999. The Company's Board of Directors approved the selection of Deloitte & Touche LLP as independent accountants, based on the recommendation of the Audit Committee which reviews and approves in advance the audit scope, the types of non-audit services and the estimated fees for the coming year. The Audit Committee also reviews and approves proposed non-audit services to ensure that they will not impair the independence of the accountants. Before making its recommendation to the Board of Directors for the appointment of Deloitte & Touche LLP, the Audit Committee carefully considered the firm's qualifications as well as its reputation for integrity and competence in the fields of accounting and auditing. A representative of Deloitte & Touche LLP is expected to be present at the Company's Annual Meeting of Stockholders and will have an opportunity to make a statement and be available to answer appropriate questions.

VOTE REQUIRED

    Ratification of the change in auditors from KPMG LLP to Deloitte & Touche LLP requires the affirmative vote of the holders of at least a majority of the shares of Common Stock represented and voting at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE CHANGE IN AUDITORS FROM KPMG LLP TO DELOITTE & TOUCHE LLP.

      ITEM 3. PROPOSED AMENDMENT TO MANAGEMENT STOCK OPTION INCENTIVE PLAN

    On June 30, 1997, the Company adopted a Management Stock Option Incentive Plan (the "Option Plan") which provides for the grant of options to purchase Common Stock, up to a maximum of 500,000 shares. On December 7, 1998, the Company's Board of Directors approved an increase from 500,000 to 750,000 in number of shares subject to stock options under the Option Plan. No stock options subsequent to such increase were granted under the Option Plan at that time. The purpose of the amendment is to enable the Company to grant additional options to attract and retain key employees. The increase in the number of shares authorized under the Option Plan is subject to majority ratification or approval, in accordance with Section 14 of the Securities Exchange Act of 1934, by the stockholders at the Annual Meeting which is the subject of this Proxy.

    All officers, employees (including employees who are Directors), consultants, advisers, independent contractors and agents are eligible to receive options under the Option Plan, except that only employees will be eligible to receive incentive stock options. No person eligible to receive options under the Option Plan may receive options for the purchase of more than an aggregate of 25,000 shares in any year. As of December 31, 1998, there were 502,150 options outstanding under the Option Plan (of which 2,450 options were granted subject to stockholder approval of the amendment to the Option Plan). Stock options granted on June 30, 1997 were issued at an exercise price equal to the initial public offering price of $8.25 per share. Stock options granted after June 30, 1997 were granted at the closing stock price on the grant date, as reported on the Nasdaq Stock Market.

    As of January 2, 1998, the Compensation Committee determined that it would be in the best interest of the Company to offer all option holders the opportunity to elect to reduce the exercise price of existing options from $8.25 per share to $6.875 per share (closing price of the Company's stock as reported on the Nasdaq Stock Market on January 2, 1998), subject to extension of the five year vesting schedule to commence on January 2, 1998. Holders of options for 148,300 shares elected to have their stock options repriced. These options are exercisable for a period of ten years and six months from the date of grant and vest ratably over a five year period commencing on the date of grant. In the event that the employment of any optionee terminates during the exercise period, the options lapse 30 days following such termination of employment.

    The Option Plan is administered by the Board of Directors or, in its discretion, by a committee of the Board of Directors appointed for that purpose (the "Committee"), which, subject to the terms of the Option Plan, will have the authority in its sole discretion to determine (i) the individuals to whom options shall be granted, (ii) the time or times at which options may be exercised, (iii) the number of shares subject to each option, the option price and the duration of each option granted and (iv) all of the other terms and conditions of options granted under the Option Plan, including the period during which options may be exercised following the optionee's termination of employment or other relationship with the Company. The exercise price of incentive stock options granted under the Option Plan must be at least equal to the fair market value of the shares on the date of grant (110% of fair market value in the case of optionees who own more than 10% of the combined voting power of the Company and its subsidiaries) and may not have a term in excess of 10 years from the date of grant (five years in the case of optionees who own more than 10% of the combined voting power of the Company and its subsidiaries). These limits do not apply to non-qualified options. Options granted under the Option Plan will not be transferable other than by will or the laws of descent and distribution.

    Upon the occurrence of certain extraordinary events, appropriate adjustments will be made by the Board of Directors to preserve, but not to increase, the benefits to option holders, including adjustments to the aggregate number and kind of shares subject to outstanding options and the per share exercise price.

    The Option Plan is of indefinite duration, however, no grant of incentive stock options will be permitted to be made under the Option Plan more than 10 years after its date of adoption. The Board of Directors will have authority to terminate or to amend the Option Plan without the approval of the

Company's stockholders unless stockholder approval is required by law or by stock exchange or Nasdaq Stock Market requirements applicable to the Company. The Board of Directors or the Committee may amend the terms of any option granted under the Option Plan. No amendment of any option or amendment or termination of the Option Plan that impairs the rights of any holder of outstanding options may be made without the consent of such holder.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of the principal federal income tax consequences of the Option Plan based on current provisions of the Code and applicable regulations thereunder.

    INCENTIVE STOCK OPTIONS. No income is recognized by an optionee at the time of grant of an incentive stock option or at the time of exercise of such option while employed by the Company (or within limited periods after termination of employment). However, the exercise of an incentive stock option may result in an alternative minimum tax liability for the optionee. If the optionee continues to hold the shares received upon the exercise of the option for a lease two years from the date the option was granted and one year from the date the option was exercised, the optionee will recognize capital gain or loss when he disposes of the shares. Such gain or loss will be measured by the difference between the option price and the amount received for the shares at the time of disposition.

    If the optionee disposes of shares acquired upon exercise of an incentive stock option before the expiration of the one-year and two-year holding periods described above, the optionee will recognize ordinary income in the year of disposition, in an amount equal to the excess of the fair market value of the shares on the date the option was exercised (or, if less, the amount received upon disposition of the shares) over the option price. Any amount realized upon such a disposition in excess of the fair market value of the shares on the date of exercise will be treated as capital gain.

    NON-QUALIFIED STOCK OPTIONS. An optionee recognizes no income at the time a non-qualified stock option is granted. At the time a non-qualified stock option is exercised, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. An optionee will recognize capital gain or loss on the subsequent sale of the option shares in an amount equal to the difference between the amount realized and the tax basis of such shares. The tax basis will equal the option price paid plus the amount included in the optionee's income by reason of the exercise of the option.

    COMPANY DEDUCTIONS. As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from options granted under the Option Plan, to the extent such income is considered reasonable compensation under the Internal Revenue Code (the "Code"). The Company will not, however, be entitled to a deduction to the extent compensation in excess of $1.0 million is paid during any year to an executive officer named in the Summary Compensation Table of the proxy statement who was employed by the Company at year-end, unless the compensation qualifies as "performance-based" under Section 162(m) of the Code or certain other exceptions apply. In addition, the Company will not be entitled to a deduction with respect to payments to employees which are deemed to constitute "excess parachute payments" under Section 280 G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

OPTIONS GRANTED SUBJECT TO STOCKHOLDER APPROVAL

    Subject to stockholder approval of the proposed amendment to the Option Plan, in December 1998, the Company granted an aggregate of 2,450 stock options to nine persons, none of whom is (or is a nominee for or associate of) an Executive Officer or Director of the Company or the recipient of 5% or more of the options granted under the Option Plan. Such options are exercisable until various dates in

December 2003 at a prices ranging from $6.25 to $6.625 per share (representing the fair market value of the Common Stock on the date of grant) and vest as to 20% thereof on each anniversary of the date of grant.

                                                                               NUMBER OF SHARES
NAME                                                                          UNDERLYING OPTIONS
----------------------------------------------------------------------------  -------------------
All Executive Officers as a Group (0 persons)...............................              --

All Directors (including nominees and associates) other than Executive
 Officers as a Group (0 persons)............................................              --

All persons receiving 5% or more of options (0 persons).....................              --

All Employees other than Executive Officers as a Group (9 persons)..........           2,450

VOTE REQUIRED

    Approval of the proposed amendment to the Management Stock Option Incentive Plan requires the affirmative vote of the holders of at least a majority of the shares of Common Stock represented and voting at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE MANAGEMENT STOCK OPTION INCENTIVE PLAN.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own more than ten percent of the Company's outstanding shares of Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners have been satisfied, except that Messrs. Scherer, Adams, Seale, Mikell and Eisenberg each filed one late report, each relating, respectively, to one transaction. Mr. Pori and Ms. Saxton-Pori each filed one late report, each relating, respectively, to four transactions. Mr. Larison P. Clark filed one late report relating to two transactions.

                                  FORM 10-K/A

    The Company will furnish without charge to each stockholder, upon written request addressed to the Company at 5440 West Sahara Avenue, Third Floor, Las Vegas, Nevada 89146 Attention: Kirk Scherer, Executive Vice President of Finance and Chief Financial Officer, a copy of its Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Pursuant to an agreement dated January 10, 1994, the Company agreed to construct and sell an approximately 4,420 square-foot Turtle Stop convenience store ("Turtle Stop") to L.'M.E.D.D., Inc., a privately-held corporation of which Michele Saxton-Pori is a 25% stockholder ("L'MEDD"), for approximately $1.3 million, subject to the Company's arranging permanent financing on behalf of L'MEDD.

Under the terms of the agreement, either the Company or L'MEDD had the right to terminate the agreement if permanent financing was not obtained. Financing was not obtained, the sale was not consummated and, on June 18, 1997, the Company terminated the agreement. Pursuant to a lease dated December 1, 1994, the Company leased the property to Operations Management Group ("OMG"), a corporation owned by the stockholders of L'MEDD (including Ms. Saxton-Pori), on a triple-net basis. Under the terms of the lease, OMG was required to pay basic monthly rent of $13,244 during the initial lease year, adjusted annually to reflect increases in the cost of living. Management believes that the terms of the lease with OMG are comparable to the terms which would have been negotiated with an unaffiliated third-party. At December 31, 1998, OMG was indebted to the Company in the aggregate amount of approximately $405,000, which represented delinquent rent and advances by the Company to OMG for operating capital. The Company assisted in the operation of Turtle Stop by maintaining the store books and records and providing a Company employee to train on-site personnel for no compensation. In March 1998, the Company evicted OMG from the premises after exhaustive efforts to collect the delinquent rent and advances. The Company wrote-off $405,000 during the second quarter of 1998 for such delinquent rent and advances. The property is currently vacant and the collection of the receivable is not probable. The Company plans to sell the property. Management believes that neither the property nor its operations are material to the Company as a whole.

    During the year ended December 31, 1997 and 1998, the Company's working capital needs were augmented through a number of loans from affiliated parties, all of which were approved by a majority of the disinterested members of the Company's Board of Directors. The transactions were as follows:

    On July 1, 1997, the Company entered into an unsecured note payable with James Lanzilotti, a relative of the Company's President and principal stockholder, in the amount of $466,231, bearing interest at 12% payable monthly and a maturity date of July 1, 1998, which was extended to July 1, 1999.

    On August 1, 1997, the Company entered into an unsecured note payable with Paul Eisenberg, a Director of the Company, in the amount of $1,000,000 bearing interest at 12% payable monthly and a maturity date of August 1, 1998, which was extended to August 1, 1999. This note is guaranteed by Mr. and Mrs. James C. Saxton, two of the principal stockholders of the Company.

    On August 27, 1997, the Company entered into an unsecured note payable with James C. Saxton, the Company's President and principal stockholder, in the amount of $721,000, bearing interest at 18% payable monthly and a maturity date of November 27, 1998, which was extended to August 1, 1999.

    On September 30, 1997, the Company entered into a transaction with James C. Saxton, the Company's President and principal stockholder, in which the Company sold to Mr. Saxton its interest in a joint venture for $755,000. The book value of the Company's interest was $500,000 and the net gain of $255,000 is included in "Other income" on the consolidated statements of income. The sales price consisted of an offset to advances due to Mr. Saxton of $500,000 and a note receivable of $255,000. The note receivable bore interest at 10.25% and matured on September 30, 1998, at which time the receivable was used to apply to other related party notes payable to Mr. Saxton. The receivable is considered paid in full and related party notes payables to Mr. Saxton was reduced by a total of $255,000. The $255,000 was applied to the following two related party notes:

    On October 6, 1997, the Company entered into an unsecured note payable with James C. Saxton, the Company's President and principal stockholder, in the amount of $420,000, bearing interest at 18%, payable monthly and a maturity date of November 6, 1998. The note was reduced by $166,000 from the transaction as described above and the maturity date was extended to August 1, 1999.

    On October 8, 1997, the Company entered into an unsecured note payable with James C. Saxton, the Company's President and principal stockholder, in the amount of $400,000, which was paid in full in September 1998 from an offsetting transaction as described above.

    During the fourth quarter of 1998, the Company's President and principal stockholder, James C. Saxton, pledged 3,111,560 shares of Common Stock, or approximately 40.6% of its outstanding shares, as collateral for two personal loans to Mr. Saxton. Mr. Saxton reloaned the proceeds from such loans to the Company for use in connection with the acquisition of Diamond Key. The two notes payable to Mr. Saxton aggregating $7.6 million, bear interest at 12% per annum and mature on August 1, 1999. The Company intends to refinance the loans from Mr. Saxton prior to their maturities. The Company understands that Mr. Saxton intends to repay, in full, the loans from the two lenders upon repayment of the loans he has made to the Company.

    In the future, transactions with affiliates of the Company are anticipated to be minimal due in part to the availability of borrowings under the Company's $10.0 million revolving line of credit obtained in February 1998 from a financial institution. The Company will continue to require approval by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors for any transactions with affiliates and that any such transactions be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                          FUTURE STOCKHOLDER PROPOSALS

    Any stockholder proposal intended to be presented at the 2000 Annual Meeting of Stockholders, currently anticipated to be held in May 2000, must be submitted sufficiently far in advance so that it is received by Saxton not later than January 4, 2000.

                                 OTHER MATTERS

    Neither the Company nor any of the persons named as proxies knows of matters other than those stated above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, the persons named as proxies are empowered to vote in accordance with their discretion on such matters.

    The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998 accompanies this Proxy Statement, but it is not to be deemed a part of the proxy soliciting material.

                        PLEASE COMPLETE, SIGN AND RETURN
                          THE ENCLOSED PROXY PROMPTLY

                                          SAXTON INCORPORATED

                                          By order of the Board of Directors
                                          --------------------------------------
                                          James C. Saxton
                                          Chairman of the Board and President

Las Vegas, Nevada
May 14, 1999

                                REVOCABLE PROXY
                              SAXTON INCORPORATED
                  ANNUAL MEETING OF STOCKHOLDERS--JUNE 7, 1999

    The undersigned stockholder(s) of Saxton Incorporated (the "Company") hereby nominates, constitutes and appoints James C. Saxton and Douglas W. Hensley, or either of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Saxton Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held in the meeting room of the North Beach Cafe, located at 2605 S. Decatur Boulevard, Suite 110, in Las Vegas, Nevada at 10:00 a.m., local time, and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.  Election of Directors:

        / / AUTHORITY GIVEN to vote for the nominees listed below (except as indicated to the contrary below).

        / / WITHHOLD AUTHORITY to vote for the nominees.

(INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through such nominee's name below.)

   James C. Saxton, Michele Saxton Pori, Douglas W. Hensley, Marc S. Hechter, Timothy J. Adams, Paul Eisenberg, Bernard J. Mikell, Jr., Robert L. Seale

2. To approve the amendment to the Management Stock Option Incentive Plan to increase from 500,000 to 750,000 the number of shares of Common Stock
    issuable upon the exercise of options.                / / FOR    / / AGAINST

3. To ratify the change of auditors from KPMG LLP to Deloitte & Touche LLP to serve as the Company's independent accountants for the years 1998 and 1999.
                                                          / / FOR    / / AGAINST

4. To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof. Management presently knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
                     PLEASE SIGN AND DATE ON REVERSE SIDE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE MANAGEMENT STOCK OPTION INCENTIVE PLAN AND FOR RATIFICATION OF THE CHANGE IN AUDITORS FROM KPMG LLP TO DELOITTE & TOUCHE LLP UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

    IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
    Dated: ________________________________________
                                                ________________________________
                                                (Please print name)
                                                ________________________________
                                                (Signature of Stockholder)
                                                ________________________________
                                                (Please print name)
                                                ________________________________
                                                (Signature of Stockholder)

                                                  (Please date this Proxy and
                                                  sign your name as it appears
                                                  on your stock certificate(s).
                                                  Executors, administrators,
                                                  trustees, etc., should give
                                                  their full titles. All joint
                                                  owners should sign.)

                                                  I [We] do / /  do not / /
                                                  expect to attend the Meeting.
                                                  Number of Persons:
                                                  _________________